UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

AGILITI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40361	83-1608463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11095 Viking Drive, Suite 300

Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 893-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	AGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment

On September 28, 2023, the Board of Directors (the “Board”) of Agiliti, Inc. (the “Company”) appointed Thomas J. Leonard as Chief Executive Officer effective as of October 1, 2023 (the “Effective Date”).

In connection with Mr. Leonard’s appointment, Mr. Leonard and the Company entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Leonard will receive: (i) an annualized base salary of $1,000,000, less applicable taxes and withholdings, (ii) a signing bonus of $1,250,000, less applicable taxes and withholdings (the “Signing Bonus”), which will be paid in 15 equal monthly installments and (iii) a grant of restricted stock units under the the Company’s 2018 Omnibus Incentive Plan (the “Incentive Plan”) with a grant date value of $6,250,000, which will vest in 15 equal monthly installments and be subject to the terms and conditions of the Incentive Plan and the award agreement attached to the Offer Letter (the “RSUs”). Mr. Leonard’s employment pursuant to the Offer Letter will continue until terminated (a) by either party upon 90 days prior written notice or (b) upon the Company’s termination of Mr. Leonard’s employment for Cause (as defined in the Incentive Plan) (such period during which Mr. Leonard is employed pursuant to the Offer Letter, the “Term”). The Offer Letter does not provide for any severance benefits or additional payments upon a termination of Mr. Leonard’s employment. Upon the occurrence of a Change in Control (as defined in the Incentive Plan), Mr. Leonard will be entitled to receive: (x) a payment equal to any unpaid base salary that would have otherwise been paid for services through the 15-month period following the Effective Date, payable within 10 days following the date of such Change in Control; (y) a payment equal to any then-unpaid portion of the Signing Bonus, payable within 10 days following the date of such Change in Control and (z) accelerated vesting of the then-unvested RSUs. Prior to the end of the Term, the parties may mutually agree to enter into a new employment agreement that provides for market-based compensation and such other terms as the parties mutually agree.

The foregoing is not a complete description of the rights and obligations under the Offer Letter and is qualified in its entirety by reference to the full text and terms of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Leonard, 55, has been a member of the Board since 2015 and served as Chief Executive Officer of the Company from 2015 until March 2023. From April 2023 to September 2023, Mr. Leonard served as an Executive Partner at Thomas H. Lee Partners, L.P. Prior to joining the Company, Mr. Leonard served as the President of Medical Systems for CareFusion Corporation, which includes Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, and AVEA® and LTV® series ventilators and respiratory diagnostics products. Prior to joining CareFusion in 2008, Mr. Leonard served as the Senior Vice President and General Manager of Ambulatory Solutions for McKesson Provider Technologies, and prior to that, Executive Vice President of Operations for Picis, Inc. Mr. Leonard has a bachelor’s degree in Engineering from the United States Naval Academy and an MBA from S.C. Johnson Graduate School of Management at Cornell University.

The Company is not aware of any direct or indirect material interest in any transaction between Mr. Leonard (or any of his immediate family members) and the Company that would require disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Leonard and any other person relating to Mr. Leonard’s appointment as Chief Executive Officer of the Company. Mr. Leonard does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become an executive officer of the Company.

Chief Executive Officer Termination

On September 28, 2023 (the “Termination Date”), the Board terminated Thomas W. Boehning’s employment as Chief Executive Officer without cause. Also on the Termination Date, Mr. Boehning ceased to be a director and the size of the Board was reduced to 10 directors. Mr. Boehning’s termination is not the result of any disagreement on, or issues with respect to, any matter relating to the Company’s operations, policies or practices, including financial results or accounting controls.

In connection with the termination of Mr. Boehning’s employment, subject to his execution and non-revocation of a customary Release of Claims substantially in the form attached as Attachment A to his Amended and Restated Employment Agreement dated January 10, 2023, by and between the Company and Mr. Boehning (the “Employment Agreement”), and his compliance with the terms of the Release, Mr. Boehning will be entitled to receive the severance benefits set forth in Section 10(a) of the Employment Agreement, which include the following: (i) an amount equal to 12 months of Mr. Boehning’s current annualized base salary plus his target bonus for 2023, payable in substantially equal installments over the 12-month period following the Termination Date, (ii) an amount equal to the pro-rata portion of Mr. Boehning’s 2023 annual bonus based on actual performance through the Termination Date, payable in a lump sum, (iii) an amount equal to twelve months’ worth of COBRA premiums, payable in a lump sum, (iv) options and restricted stock units that are subject solely to time-based vesting conditions granted under the Incentive Plan that would have otherwise vested during the 12 months following the Termination Date will vest in full immediately upon the Termination Date and (v) performance restricted stock units granted under the Incentive Plan will vest based on actual performance through the Termination Date, with the shares earned pursuant to such performance restricted stock units prorated based on the number of days Mr. Boehning would have been employed during the performance period if Mr. Boehning had remained employed through the first anniversary of the Termination Date in comparison to the total number of days in the performance period. A copy of the Employment Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 9, 2023, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing the Chief Executive Officer transition. A copy of such press release is attached hereto and furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated as of September 29, 2023, by and between Agiliti, Inc. and Thomas J. Leonard

99.1	Press Release, dated October 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2023

AGILITI, INC.

By:	/s/ James B. Pekarek
Name:	James B. Pekarek
Title:	Executive Vice President and Chief Financial Officer